Item 77C - DWS Securities Trust

Registrant incorporated by reference the Registration
Statement on Form N-14, filed on February 27, 2006
(Accession No. 0001193125-06-039892).

Shareholder Meeting Results:

A Special Meeting of Shareholders (the Meeting) of DWS
Health Care Fund (the "Fund") was held on May 5, 2006. At the Meeting, the following matters were voted upon by the shareholders of the Registrant and Fund (the results are presented below):


I.	Election of Trustees.

Affirmative
	Withheld

Henry P. Becton, Jr. 		14,669,402.630
	503,412.280
Dawn-Marie Driscoll 		14,665,804.629
	507,010.281
Keith R. Fox 			14,673,028.437
	499,786.473
Kenneth C. Froewiss 		14,671,790.448
	501,024.462
Martin J. Gruber 		14,638,508.196
	534,306.714
Richard J. Herring 		14,650,827.798
	521,987.112
Graham E. Jones 		14,624,616.395
	548,198.515
Rebecca W. Rimel 		14,643,047.583
	529,767.327
Philip Saunders, Jr. 		14,637,450.691
	535,364.219
William N. Searcy, Jr. 		14,648,711.534
	524,103.376
Jean Gleason Stromberg 		14,633,959.415
	538,855.495
Carl W. Vogt 			14,656,535.376
	516,279.534
Axel Schwarzer 			14,649,283.427
	523,531.483

II-A. 	Approval of an Amended and Restated
Investment Management Agreement.

For 			Against
	Abstain 		Broker Non-
Votes*

5,077,776.839 		196,140.565
	226,097.943 		963,347.000

II-B. 	Approval of a Subadvisor Approval Policy.

For 			Against
	Abstain 		Broker Non-
Votes*

5,045,478.216		 225,402.784
	229,134.347 		963,347.000

III.	Approval of a Revised Fundamental
Investment Restriction Regarding
	Commodities.

For 			Against
	Abstain 		Broker Non-
Votes*
5,044,390.722 		216,895.472
	238,729.153 		963,347.000




IV-A. 	Approval of an Amended and Restated
Declaration of Trust.

For 			Against
	Abstain 		Broker Non-
Votes*
12,797,089.089 		383,245.686
	425,495.135 		1,566,985.000

IV-B. Approval of Further Amendments to the
Amended and Restated Declaration of
Trust.

The Meeting was adjourned until a future date at which time the following matter will be voted upon by the shareholders.


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